
<ARTICLE> 5
<LEGEND> The schedule contains summary financial information extracted from Dean Witter Cornerstone IV and is qualified in its entirety by reference to such financial instruments.
<CIK>  0000808373
<NAME> DEAN WITTER CORNERSTONE FUND IV

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                     117,418,370
<SECURITIES>                                         0
<RECEIVABLES>                                  408,226
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             118,462,853<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               118,462,853<F2>
<SALES>                                              0
<TOTAL-REVENUES>                            26,083,520<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,256,998
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             21,826,522
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         21,826,522
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                21,826,522
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $636.257.
<F2>Liabilities include redemptions payable of $1,593,631, accrued management fees of $392,534 and common administrative expenses payable of $302,544.
<F3>Total revenue includes realized trading revenue of $23,221,027, net change in unrealized of $367,966 and interest income of $2,494,527.


